Exhibit 10.2

EXECUTION COPY

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of December 23, 2004, is made by IMPCO Technologies, inc., a Delaware corporation (“Borrower”) in favor of Mariano Costamagna and Pier Antonio Costamagna, each a natural person and a resident of the Republic of Italy (each a “Guarantor” and collectively the “Guarantors”) in connection with that certain Loan Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower,, and MTM, S.r.l., an Italian limited liability company (“Lender”).

RECITALS

A.	Pursuant to the Loan Agreement, Borrower has agreed to borrow from Lender, and Lender has agreed to lend to Borrower, an amount equal to twenty-two million United States Dollars (US$22,000,000) (such amount, and the terms and conditions thereof, the “Loan”) upon the terms and subject to the conditions set forth therein.

B.	It is a condition precedent to the obligation of Lender to extend the Loan and the obligation of each Guarantor to make the Guaranty that Borrower shall have executed and delivered this Agreement to secure payment and performance of the Obligations and to secure repayment of any Guarantors’ Expenses.

C.	Lender’s obligation to extent the Loan to Borrower is expressly conditioned upon each Guarantors’ execution and delivery to Lender of that certain Guaranty Agreement dated as of December 23, 2004, by and between Lender and each of the Guarantors (the “Guaranty”), pursuant to which the Guarantors jointly and severally guaranty payment of certain Obligations (as defined therein) by Borrower to Lender.

D.	In order to secure Borrower’s obligation to repay or reimburse the Guarantors, in the event that Guarantors are required to, or otherwise does, make any payments to, or for the benefit of, Lender with respect to the Obligations, Borrower has agreed to pledge to Guarantors all of Borrower’s quota in B.R.C., as more fully described in the definitions of “Pledged Equity” and “Proceeds” below.

NOW, THEREFORE, for good and valuable consideration, including Guarantors’ agreement to enter into and perform its obligations under the Guaranty, Borrower hereby agrees with Guarantors as follows:

AGREEMENT

1. Defined Terms

(a) Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

(b) The following terms shall have the following meanings:

“Agreement” means this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

“BRC” means B.R.C., S.r.l., an Italian limited liability company.

“Collateral” means the Pledged Equity and all Proceeds.

“Contractual Obligations” means the obligations of Borrower under every agreement, arrangement or undertaking of Borrower, or of any other Person to which Borrower is a party, the breach or termination of which would create a material adverse effect upon Borrower’s business, financial condition or results of operations, including without limitation each agreement, arrangement or undertaking identified as a “material contract” in connection with Borrower’s Registration Statement on Form S-3, SEC File No. 333-120029, as amended and supplemented from time to time.

“Guaranty” means that certain Guaranty executed and delivered as of December 23, 2004, by and between Guarantor and Lender.

“Guarantor” means each of Mariano Costamagna and Pier Antonio Costamagna, a each natural person and a resident of the Republic of Italy, and their respective successors and permitted assigns hereunder. “Guarantors” means Mariano Costamagna and Pier Antonio Costamagna collectively.

“Guarantors’ Expenses” shall mean any and all expenses paid or incurred by Guarantor in meeting the Obligations following the occurrence of a Default, including without limitation Guarantors’ Expenses incurred in exercising any of Guarantors’ subrogation rights, following any payments by either Guarantor to Lender pursuant to the discharge of Obligations by the Guarantor or either of them.

“Pledged Equity” means 100% of the quota of BRC now owned or acquired at any time hereafter by Borrower, together with all additional quota in BRC or any direct or indirect subsidiary of BRC now owned or hereafter acquired by Borrower, and together with all shares or units of equity, equity certificates, options or rights of any nature whatsoever that may be issued or granted by BRC or any such direct or indirect subsidiary to Borrower while this Agreement is in effect.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Equity, collections thereon or distributions with respect thereto.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Pledge; Grant of Security Interest; Certain Limited Exclusions

(a) Borrower hereby pledges and grants to the Guarantors, for the collective benefit of Guarantors and their respective heirs, successors and permitted assigns, a first priority perfected security interest in the Collateral. Such pledge is intended to secure Borrower’s obligation to repay and/or reimburse Guarantors for any amounts paid by Guarantors with respect to the Obligations, including but not limited to any Guarantors’ Expenses.

(b) Immediately upon the consummation of the acquisition by Borrower of additional equity interests of BRC as contemplated by that certain Equity Interest Purchase Agreement between Borrower and certain other parties identified therein dated October 22, 2004, Borrower shall pledge and grant to Guarantors, for the collective benefit of the Guarantors and their respective heirs, successors and permitted assigns, a first priority perfected security interest in the additional equity interest of BRC so acquired (such equity interest, the “Additional Equity Interest”), and when so acquired and pledged in accordance herewith, such equity and the Proceeds thereof shall become and remain a part of the Collateral.

(c) The terms of the pledges contemplated by this Section 2 shall be governed by deeds of pledge in the form of Exhibits B and C, and by articles 2797, 2471 bis and 2352 of the Italian Civil Code; provided, however, that in the event of any conflict between the terms of this Agreement and the terms of either or both deeds of pledge, such conflict shall be resolved in favor of the application of this Agreement.

3. Delivery; Stock Powers

Borrower hereby transfers “control” over the Pledged Equity within the meaning of Section 8-106 of the UCC, and Borrower hereby delivers to Guarantors the uncertificated securities constating all or any part of the Pledged Equity, as follows:

(a) Concurrently with the execution and delivery of this Agreement, Borrower shall deliver to Guarantors (i) all originals of all certificates, and all other indicia of ownership, evidencing the Pledged Equity then owned by Borrower; (ii) a duly executed stock power of Bison Capital Structured Equity Partners, LLC, in the form of Exhibit D authorizing one or more representatives of BRC to cause the transfer to Guarantors of the Pledged Equity subject to the terms hereof; and (iii) a duly executed stock power of Borrower in the form of Exhibit E authorizing one or more representatives of BRC to cause the transfer to Guarantors of all additional equity interest of BRC to be acquired in connection with the Purchase Agreement.

(b) Immediately upon the repayment in full of the Bison Capital Indebtedness, Borrower and Guarantors shall cause an entry in the quota transfer ledger of BRC to be recorded, reflecting the transfer of the Pledged Equity to and for the collective benefit of Guarantors, subject to the terms of this Agreement and to the Deed of Pledge in the form of Exhibit C.

(c) Immediately upon the acquisition of the Additional Equity Interest Borrower and Guarantors shall cause to be made an entry in the quota transfer ledger of BRC reflecting the pledge of the Additional Equity Interest to and for the collective benefit of Guarantors, subject to the terms of this Agreement and to the deed of pledge in the form of Exhibit B.

(d) In the event that any of the Pledged Equity shall constitute uncertificated securities for purposes of Article 8 of the UCC, Borrower shall take all such further actions as may be required to cause Guarantor to become the registered owner thereof.

4. Representations and Warranties

Borrower represents and warrants that:

(a) Borrower has the organizational power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary organizational action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

(b) This Agreement constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and upon the registration of Guarantors as the registered owners of the Pledged Equity, the security interest created pursuant to this Agreement will constitute a valid, first priority, perfected security interest in the Collateral, enforceable in accordance with its terms against all creditors of Borrower and any Persons purporting to purchase any Collateral from Borrower, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c) The execution, delivery and performance of this Agreement will not violate any provision of any requirement of law or Contractual Obligation of Borrower and will not result in the creation or imposition of any Lien on any of the properties, financial condition or results of operations of Borrower pursuant to any requirement of law or Contractual Obligation of Borrower, except the security interest created by this Agreement.

(d) Other than for filings of financing statements and ledger entries of beneficial ownership in connection with the Bison Debt, which will be released or amended as contemplated herein, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any equityholder or creditor of Borrower), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the exercise of remedies with respect to any Collateral.

(e) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Borrower, threatened by or against Borrower or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

(f) Except as specifically contemplated by the Purchase Agreement and by Sections 2(b) and 3(b) above, the Pledged Equity constitutes all the issued and outstanding equity of BRC.

(g) All the shares or units of the Pledged Equity have been duly and validly issued and are fully paid and nonassessable.

(h) Borrower (i) is the record and beneficial owner of, and has good and marketable title to, the Pledged Equity, and (ii) upon acquisition of the Additional Equity Interest pursuant to the Purchase Agreement and assuming the accuracy and correctness of the representations and warranties of the Guarantors as parties thereto, will be the record and beneficial owner of, and will have good and marketable title to, the Additional Equity Interest; in each case free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and the security interest previously granted to Bison Capital Structured Equity Partners, LLC in connection with the Bison Capital Indebtedness, which Lien is being released in connection herewith.

5. Covenants

Borrower covenants and agrees with Guarantors that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

(a) Subject to Section 6 hereof, if Borrower shall, as a result of its ownership of the Pledged Equity, become entitled to receive or shall receive any equity certificate (including, without limitation, any certificate representing an equity interest dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares or units of the Pledged Equity, or otherwise in respect thereof, Borrower shall accept such equity certificate as the agent of Guarantors and shall deliver the same forthwith to Guarantors in the exact form received, duly endorsed by Borrower to Guarantors, if required, together with an undated equity interest power covering such certificate duly executed in blank by Borrower to be held by Guarantors, subject to the terms hereof, as additional collateral security for the Guarantors’ payment or satisfaction of any of the Obligations and/or reimbursement of any Guarantors’ Expenses. Subject to Section 6 hereof, (1) any sums paid upon or in respect of the Pledged Equity upon the liquidation or dissolution of BRC shall be paid over to Guarantors to be held by them hereunder as additional collateral security for the Guarantors’ Expenses, (2) in case any distribution of capital shall be made on or in respect of the Pledged Equity or any property shall be distributed upon or with respect to the Pledged Equity pursuant to the recapitalization or reclassification of the capital of BRC or pursuant to the reorganization thereof, the property so distributed shall be delivered to Guarantors to be held by them hereunder as additional collateral security for the Guarantors’ Expenses, and (3) any sums of money or property so paid or distributed in respect of the Pledged Equity shall be received by Borrower, Borrower shall promptly pay or deliver such money or property to Guarantors (no later than three (3) days after the receipt of the same) and, until such money or property is paid or delivered to Guarantors, hold such money or property as additional collateral security for the Guarantors’ Expenses.

(b) Without the prior unanimous written consent of Guarantors, Borrower shall not (1) vote to enable, or take any other action to permit, BRC to issue any equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any equity securities of any nature of BRC, (2) sell, assign, transfer, exchange, or otherwise enter into a derivatives transaction or otherwise hedge or dispose of, or grant any option with respect to, the Collateral, (3) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or in favor of the Lender or (4) enter into any agreement or undertaking (other than as may be required by law) restricting the right or ability of Borrower or Guarantors to sell, assign or transfer any of the Collateral.

(c) Borrower shall maintain the security interest created by this Agreement as a first priority, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever except to the security interest of the Lender. At any time and from time to time, upon the unanimous written request of Guarantors, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as Guarantors may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to Guarantors, duly endorsed in a manner satisfactory to Guarantors, to be held as Collateral pursuant to this Agreement.

(d) Borrower shall pay, and save Guarantors harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

6. Cash Dividends; Voting Rights

Unless a Default shall have occurred and be continuing and Guarantor shall have given notice to Borrower of Guarantors’ intent to exercise its corresponding rights pursuant to Section 8 below, Borrower shall be permitted to receive all cash dividends paid and other distributions made in the normal course of business of BRC and consistent with past practice, in respect of the Pledged Equity and to exercise all voting and organizational rights with respect to the Pledged Equity; provided, however, that Borrower may not cast any vote, exercise any organizational right, or take any other action if, in Guarantors’ reasonable judgment, such vote, exercise of rights, or action would materially impair the Collateral or which would be materially inconsistent with or result in any violation of any provision of this Guaranty or any other Loan Document.

7. Rights of Guarantors

If (i) a Default shall occur and be continuing, and (ii) either Guarantor shall have paid any portion of the Obligation and/or incurred Guarantors’ Expenses, and (iii) a Guarantor having complied with clause (ii) above shall give notice of its intent to exercise its rights under this Section 7 to Borrower, then: (1) each Guarantor having given such notice shall have the right to receive any and all cash dividends paid in respect of the Pledged Equity and make application thereof first to the repayment to such Guarantor of any portion of the Obligations paid by such Guarantor pursuant to the Guaranty, and second to reimburse such Guarantor for any Guarantors’ Expenses incurred, and (2) such Guarantor shall have the right to require that all shares or units of the Pledged Equity be registered in the name of such Guarantor or his nominee, and such Guarantor or his nominee may thereafter exercise (A) all voting, organizational and other rights pertaining to such shares or units of the Pledged Equity at any meeting of equityholders of BRC or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares or units of the Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of BRC, or upon the exercise by Borrower or a Guarantor of any right, privilege or option pertaining to such shares or units of the Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as such Guarantor may determine), all without liability except to account for property actually received by it, but neither Guarantor shall have any duty to Borrower to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

8. Remedies

At any time (i) after a Default has occurred and is continuing, and (ii) either Guarantor has paid or incurred Guarantors’ Expenses, such Guarantor may, at any time at Guarantors’ election, take any action required or permitted by the Italian Civil Code.

9. Irrevocable Authorization and Instruction to BRC

Borrower hereby authorizes and instructs BRC to comply with any instruction received by it from either Guarantor in writing that (a) states that a Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Borrower, and Borrower agrees that BRC shall be fully protected in so complying.

10. Appointment of Attorney in Fact.

Borrower hereby irrevocably constitutes and appoints Paolo Giraudo, with full power of substitution, as Borrower’s true and lawful attorney in fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in Guarantors’ own name, from time to time in Guarantors’ mutual discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including without limitation the execution and delivery of any financing statement, deed of pledge, endorsement, assignment or other instruments of transfer. Borrower hereby ratifies all that said attorney or his successor shall lawfully do or cause to be done pursuant to such power of attorney. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

11. Authorization of Financing Statements

Pursuant to Section 9-102 of the UCC, Borrower authorizes either Guarantor or both Guarantors to file financing statements with respect to the Collateral in such form and in such filing offices as such Guarantor reasonably determines appropriate to perfect the security interests of such Guarantor under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

12. Notices

Except as otherwise provided herein or by the Italian Civil Code, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given to Borrower and BRC in the manner, and deemed received, as provided for in the Loan Agreement. To the extent notice is required to be given to the board of directors of BRC, such notice shall be given both to Borrower and to each member of BRC’s board of directors by transmittal to such director either at such director’s residence or business address or to such director’s attention at the principal executive officers of BRC; provided, however, that notice shall not be deemed to be defective if timely given in such fashion where such notice is not delivered to one or more directors notwithstanding the best reasonable efforts of the party giving such notice.

13. Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Amendments in Writing; No Waiver; Cumulative Remedies

(a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Borrower and both Guarantors; provided, that any provision of this Agreement may be waived by one Guarantor alone, in a letter or agreement executed by such Guarantor or by telex or facsimile transmission from such Guarantor, and provided, further, that if such communication is made only by one Guarantor, such waiver is effective only with respect to that guarantor.

(b) Neither Guarantor shall by any act (except by a written instrument pursuant to paragraph (a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of

Guarantors, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Guarantors of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Guarantors would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

15. Section Headings

The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

16. Successors and Assigns

This Agreement shall be binding upon the successors and assigns of Borrower and shall inure to the collective benefit of the Guarantors and their respective successors and assigns.

17. Governing Law; Venue and Jurisdiction

This Agreement shall be construed in accordance with the laws of the State of New York applicable to contracts negotiated in and wholly to be performed within that state; provided, however, that to the extent of a conflict between New York Law and the law of the Republic of Italy governing the recordation and enforcement of the pledge of the Collateral, and the foreclosure of the security interest thereby, the Italian Civil Code shall apply.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

“Borrower”

IMPCO TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Robert M. Stemmler
Name:	Robert M. Stemmler
Title:	Chief Executive Officer and President

Pledge Agreement